CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on (i) Form S-3 (Nos. 333-25995, 333-62155, 333-33726, 333-54616 and
333-55866); (ii) Form S-4, (No. 333-50898); (iii) Form S-8, (No. 333-56343) of
Kinder Morgan Energy Partners, L.P. of our report dated February 14, 2001 relating to the financial statements, which appears in this Form 10-K.



/s/ PricewaterhouseCoopers LLP

Houston, Texas
March 13, 2001